CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

December 15, 2009
Date of Report
(Date of Earliest Event Reported)

JPAK GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada		20-1977020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Xinghua Road
Qingdao, Shandong Province
People’s Republic of China
266401
(Address of principal executive offices (zip code))

(86-532) 84616387
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 3.02	Unregistered Sales of Equity Securities.
Item 9.01	Financial Statements and Exhibits.

In this Current Report on Form 8-K, unless the context otherwise requires: all references to ‘we,’’ ‘‘us,’’ ‘‘our’’ and “the Company” refers collectively to Jpak Group, Inc and its direct and indirect subsidiaries including Grand International and Qingdao Renmin, as at the date of this Current Report on Form 8-K, and following the closing of the transactions contemplated by the Exchange Agreement.

Item 1.01	Entry into a Material Definitive Agreem

The Exchange Agreement

                        On December 16, 2009, we entered into an Exchange Agreement with each of the holders of the warrants that we issued pursuant to the private financings we closed in August 2007, December 2007 and November 2009.  Pursuant to the Exchange Agreement we issued an aggregate of 11,363,334 shares of our common stock in exchange for 5,500,000 Series A Warrants; 5,500,000 Series B Warrants; 4,166,667 Series C Warrants; 4,166,667 Series D Warrants; 6,000,000 Series E Warrants; 6,000,000 Series F Warrants.  The Warrant Exchange took the form of a cashless transaction.  As a result, we do not have any warrants outstanding other than those issued to the placement agent of the above mentioned private financings.

           For a more complete description of the Exchange Agreement, please read the Exchange Agreement, which is attached as an exhibit hereto and incorporated by reference.

Item 3.02	Recent Sales of Unregistered Securities.

                         Reference is made to the disclosures set forth above. We believe that all of the sales of such unregistered securities were and will be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) of the Securities Act, Rule 506 of Regulation D and/or Regulation S as promulgated by the SEC.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits

10.1	Form of Exchange Agreement, dated as of December 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

December 16, 2009	Jpak Group, Inc.

By:	/s/ Yijun Wang
Yijun Wang, CEO